UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 18, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

     On April 18, 2005, Sipex Corporation (the “Company”) announced the adoption of a sell-through revenue recognition method for the Company’s sales to distributors. This action is a result of the findings of the Audit Committee’s previously announced internal investigation with the assistance of independent counsel and forensic accountants and has been unanimously approved by the full Board of Directors. Using the sell-through revenue recognition methodology, the Company will not recognize sales into distribution channels until the Company’s distributors have sold the products to their customers. The Company had previously recognized revenue on sales to all distributors other than Future Electronics, the Company’s largest distributor, using a sell-in methodology, pursuant to which the Company recognized revenue upon shipment to its distributors less estimated reserves for returns.

     The Company also announced that the adoption of the sell-through revenue recognition method will be applied retroactively, and the Company’s Audit Committee and Board of Directors have approved the restatement of the Company’s financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 using the sell-through methodology. The Company had announced on March 10, 2005 that, as the result of its Audit Committee’s ongoing internal investigation of the Company’s financial and transactional records, the Company expected to restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 due to improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights and other concessions were granted.

     The Company further announced that its Audit Committee expects to complete its internal investigation in the coming weeks, and the Company intends to provide further detail regarding the restatement as soon as it becomes available. Additionally, in accordance with recommendations of the Audit Committee and in addition to the change in revenue recognition methodology, the Board of Directors also has approved taking remedial actions designed to enhance compliance with generally accepted accounting principles, other applicable rules and regulations and principles of corporate ethics.

     On April 18, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release, dated April 18, 2005, entitled “Sipex Corporation Announces Approval of Change in Revenue Recognition Methodology and Restatement of Financial Statements”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: April 19, 2005	By:	/s/Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

Exhibit
Number
99.1	Press release, dated April 18, 2005, entitled “Sipex Corporation Announces Approval of Change in Revenue Recognition Methodology and Restatement of Financial Statements”